Exhibit 99.1

Asana Announces Record Second Quarter Revenue

Q2 Revenues grew 57% year over year

Total Paying Customers over 82,000

Customers who spend $5,000 or over on an annualized basis

grew over 65% year over year

September 22, 2020 – San Francisco, CA – Asana, Inc., a leading work management platform for teams, today reported financial results for its second quarter ended July 31, 2020.

“In the second quarter, strong execution and expanding adoption of Asana’s platform drove total revenue growth of 57% year over year. We’re pleased with the momentum in our business and believe we are well positioned to be a long-term leader in a multi-billion dollar market opportunity,” said Dustin Moskovitz, co-founder and chief executive officer, Asana. “Teams are at the center of everything we do. Now more than ever it’s important for teams to operate with clarity, alignment and accountability. By making collaboration easier and by powering teams to be more effective, Asana helps organizations move forward. These are extraordinary times but we remain focused on our mission, which is to help the world’s teams work together effortlessly, whether that’s in an office or in our homes.”

Second Quarter Fiscal 2021 Financial Highlights

•	Revenues: Revenues were $52.0 million, an increase of 57% year over year.

•

Operating Loss: GAAP operating loss was $33.6 million, or 64.6% of revenues, compared to GAAP operating loss of $15.9 million, or 48.0% of revenues, in the second quarter of fiscal 2020. Non-GAAP operating loss was $27.2 million, or 52.2% of revenues, compared to non-GAAP operating loss of $14.0 million, or 42.2% of revenues, in the second quarter of fiscal 2020.

•

Net Loss: GAAP net loss was $41.1 million, compared to GAAP net loss of $15.6 million in the second quarter of fiscal 2020. GAAP net loss per share was $0.54, compared to GAAP net loss per share of $0.23 in the second quarter of fiscal 2020. Non-GAAP net loss was $26.3 million, compared to non-GAAP net loss of $13.7 million in the second quarter of fiscal 2020. Non-GAAP net loss per share was $0.34, compared to non-GAAP net loss per share of $0.20, recorded in the second quarter of fiscal 2020.

•

Cash Flow: Cash flows from operating activities were negative $22.1 million, compared to cash flows from operating activities of negative $6.1 million in the second quarter of fiscal 2020. Free cash flow was negative $21.9 million, compared to negative $6.5 million in the second quarter of fiscal 2020.

Second Quarter Fiscal 2021 Business Highlights

•	Ended the quarter with over 82,000 paying customers.

•	The number of customers spending $5,000 or more with us on an annualized basis grew to 7,933, an increase of 65% year over year.

•	The number of customers spending $50,000 or more with us on an annualized basis grew to 283, an increase of 160% year over year.

•	Overall dollar-based net retention rate was over 115%.

•	Dollar-based net retention rate for customers with $5,000 or more in annualized spend was over 125%.

•	Dollar-based net retention rate for customers with $50,000 or more in annualized spend was over 140%.

•	Launched Asana Goals which allows teams to connect company goals with OKRs and the work to support them in one place.

•	Announced the Future of Asana and long term product vision in July with over 23,000 viewers around the world.

•	Announced Asana for Microsoft Teams integration which enables conversations in Teams to be linked directly to Asana projects.

The section titled “Use of Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled “Definitions of Business Metrics” contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the third quarter of fiscal 2021, the Company currently expects:

•	Revenues of $53.5 million to $54.5 million, representing year-over-year growth of 40% to 43%

•	Non-GAAP operating loss of $42.0 million to $40.0 million

•	Non-GAAP net loss per share of $0.38 to $0.36, assuming basic and diluted weighted average shares outstanding of approximately 112 million

For the full fiscal year 2021, the Company currently expects:

•	Revenues of $210.0 million to $213.0 million, representing year-over-year growth of 47% to 49%

•	Non-GAAP operating loss of $140.0 million to $136.0 million

•	Non-GAAP net loss per share of $1.33 to $1.30, assuming basic and diluted weighted average shares outstanding of approximately 105 million

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The Company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its second quarter of fiscal 2021 non-GAAP results included in this press release.

Conference Call Information

Asana will host a conference call and live webcast for analysts and investors at 10:00 a.m. Pacific Time on September 22, 2020. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company’s website at: https://investors.asana.com. The conference call can also be accessed by dialing 833-529-0220, or +1 236-389-2147 (outside of the US). The conference ID is 8979235. A replay of the call via webcast will be available at https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Asana’s outlook for the third fiscal quarter ending October 31, 2020 and the full fiscal year ending January 31, 2021, Asana’s market position, and potential market opportunities, including its positioning in the market. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “remain,” “may,” “might,” “will,” “would” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the SEC, including our Form S-1/A filed on September 18, 2020 with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating loss as GAAP loss from operations plus stock-based compensation expense and non-recurring costs such as direct listing expenses. We define non-GAAP net loss as GAAP net loss plus stock-based compensation expense, amortization of discount and non-cash contractual interest expense related to our senior mandatory convertible promissory note, and non-recurring costs such as direct listing expenses. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

We use the non-GAAP financial measure of free cash flow, which is defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of our corporate headquarters in San Francisco and direct listing expenses. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Dollar-based net retention rate

Our reported dollar-based net retention rate equals the simple arithmetic average of our quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. We calculate our dollar-based net retention rate by comparing our revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate our dollar-based net retention rate for a given quarter, we start with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. We then divide that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. We expect our dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of our revenue base, the level of penetration within our customer base, and our ability to retain our customers.

About Asana

Asana helps teams orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 82,000 paying customers and millions of free organizations across 190 countries. Global customers such as Allbirds, Sephora, Sky, Spotify, Viessmann and Woolworths rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns.

Disclosure of Material Information

Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan

Asana Investor Relations

ir@asana.com

Stephanie Hess

Asana Corporate Communications

press@asana.com

Exhibit 99.1

ASANA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Revenues	$33,087	$52,024	$61,057	$99,730
Cost of revenues(1)	4,642	7,021	8,751	13,227

Gross profit	28,445	45,003	52,306	86,503

Operating expenses:
Research and development(1)	16,444	25,959	29,876	48,342
Sales and marketing(1)	20,166	38,822	39,025	74,913
General and administrative(1)	7,715	13,806	14,649	25,917

Total operating expenses	44,325	78,587	83,550	149,172

Loss from operations	(15,880)	(33,584)	(31,244)	(62,669)
Interest income	493	109	1,051	803
Interest expense	—	(8,364)	—	(15,355)
Other income (expense), net	(140)	936	(226)	596

Loss before provision for income taxes	(15,527)	(40,903)	(30,419)	(76,625)
Provision for income taxes	61	163	122	286

Net loss	$(15,588)	$(41,066)	$(30,541)	$(76,911)

Net loss per share:
Basic and diluted	$(0.23)	$(0.54)	$(0.45)	$(1.01)

Weighted-average shares used in calculating net loss per share:
Basic and diluted	68,598	76,381	68,197	76,015

(1)	Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Cost of revenues	$7	$54	$13	$100
Research and development	1,102	2,656	1,882	4,737
Sales and marketing	507	1,522	961	2,621
General and administrative	303	1,144	572	1,900

Total stock-based compensation expense	$1,919	$5,376	$3,428	$9,358

ASANA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2020	July 31, 2020
		(unaudited)
Assets
Current assets
Cash and cash equivalents	$306,020	$449,519
Marketable securities	45,288	6,406
Accounts receivable, net	12,659	16,291
Prepaid expenses and other current assets	16,667	17,507

Total current assets	380,634	489,723
Property and equipment, net	10,100	28,526
Restricted cash, noncurrent	4,657	1,155
Operating lease right-of-use assets	20,818	142,316
Other assets	5,483	6,844

Total assets	$421,692	$668,564

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	7,549	13,141
Accrued expenses and other current liabilities	18,241	23,368
Deferred revenue(1)	62,725	73,774
Operating lease liabilities, current	11,613	11,132

Total current liabilities	100,128	121,415
Term loan, net	—	2,870
Convertible notes, net—related party	203,097	330,472
Operating lease liabilities, noncurrent	10,472	132,779
Other liabilities(1)	2,729	2,151

Total liabilities	316,426	589,687

Commitments and contingencies
Redeemable convertible preferred stock	250,581	250,581
Stockholders’ (deficit) equity
Common stock	1	1
Additional paid-in capital	184,522	234,990
Accumulated other comprehensive loss	(102)	(48)
Accumulated deficit	(329,736)	(406,647)

Total stockholders’ (deficit) equity	(145,315)	(171,704)

Total liabilities, redeemable convertible preferred stock, and stockholders’ (deficit) equity	$421,692	$668,564

(1)	Total deferred revenue was $75.0 million as of July 31, 2020 (unaudited), of which $1.2 million, is presented within other liabilities, as a noncurrent liability, in the consolidated balance sheets.

ASANA, INC.

SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Cash flows from operating activities
Net loss	$(15,588)	$(41,066)	$(30,541)	$(76,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	151	737	176	1,120
Depreciation and amortization	515	773	1,163	1,516
Amortization of deferred contract acquisition costs	329	874	563	1,585
Stock-based compensation expense	1,919	5,376	3,428	9,358
Net accretion of discount of marketable securities	(316)	(5)	(698)	(53)
Change in fair value of redeemable convertible preferred stock warrant liability	43	—	54	—
Non-cash lease expense	1,425	3,623	3,706	6,585
Amortization of discount on convertible notes and term loan issuance costs	—	5,212	—	9,614
Non-cash interest expense	—	3,150	—	5,739
Changes in operating assets and liabilities:
Accounts receivable	(1,278)	(1,875)	(2,100)	(4,752)
Prepaid expenses and other current assets	(810)	(3,296)	(2,351)	(4,377)
Other assets	(33)	(834)	(837)	(1,362)
Accounts payable	355	(1,594)	1,783	1,541
Accrued expenses and other current liabilities	1,787	3,202	1,143	3,498
Deferred revenue	6,928	4,903	14,584	10,939
Operating lease liabilities	(1,573)	(1,296)	(3,173)	(4,310)

Net cash used in operating activities	(6,146)	(22,116)	(13,100)	(40,270)

Cash flows from investing activities
Purchases of marketable securities	(25,599)	—	(53,006)	—
Sales of marketable securities	—	—	2,680	—
Maturities of marketable securities	32,100	9,543	49,600	38,942
Purchases of property and equipment	(687)	(10,320)	(849)	(12,401)
Capitalized internal-use software	(94)	(357)	(302)	(818)

Net cash provided by (used in) investing activities	5,720	(1,134)	(1,877)	25,723

Cash flows from financing activities
Proceeds from issuance of convertible notes—related party	—	150,000	—	150,000
Proceeds from term loan, net of issuance costs	—	2,915	—	2,915
Taxes paid related to net share settlement of equity awards	—	(120)	—	(186)
Repurchases of common stock	—	—	(11)	—
Proceeds from exercise of stock options	2,124	782	2,934	1,751

Net cash provided by financing activities	2,124	153,577	2,923	154,480

Effect of foreign exchange rates on cash and cash equivalents and restricted cash	(1)	95	2	64

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,697	130,422	(12,052)	139,997
Cash, cash equivalents, and restricted cash
Beginning of period	12,831	320,252	26,580	310,677

End of period	$14,528	$450,674	$14,528	$450,674

ASANA, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$28,445	$45,003	$52,306	$86,503
Plus: stock-based compensation	7	54	13	100

Non-GAAP gross profit	$28,452	$45,057	$52,319	$86,603

GAAP gross margin	86.0%	86.5%	85.7%	86.7%
Non-GAAP adjustments	—%	0.1%	—%	0.1%

Non-GAAP gross margin	86.0%	86.6%	85.7%	86.8%

Reconciliation of operating expenses
GAAP research and development	$16,444	$25,959	$29,876	$48,342
Less: stock-based compensation	(1,102)	(2,656)	(1,882)	(4,737)

Non-GAAP research and development	$15,342	$23,303	$27,994	$43,605

GAAP research and development as percentage of revenue	49.7%	49.9%	48.9%	48.5%
Non-GAAP research and development as percentage of revenue	46.4%	44.8%	45.8%	43.7%
GAAP sales and marketing	$20,166	$38,822	$39,025	$74,913
Less: stock-based compensation	(507)	(1,522)	(961)	(2,621)

Non-GAAP sales and marketing	$19,659	$37,300	$38,064	$72,292

GAAP sales and marketing as percentage of revenue	60.9%	74.6%	63.9%	75.1%
Non-GAAP sales and marketing as percentage of revenue	59.4%	71.7%	62.3%	72.5%
GAAP general and administrative	$7,715	$13,806	$14,649	$25,917
Less: stock-based compensation	(303)	(1,144)	(572)	(1,900)
Less: direct listing expenses	—	(1,051)	—	(2,237)

Non-GAAP general and administrative	$7,412	$11,611	$14,077	$21,780

GAAP general and administrative as percentage of revenue	23.3%	26.5%	24.0%	26.0%
Non-GAAP general and administrative as percentage of revenue	22.4%	22.3%	23.1%	21.8%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(15,880)	$(33,584)	$(31,244)	$(62,669)
Plus: Stock-based compensation	1,919	5,376	3,428	9,358
Plus: Direct listing expenses	—	1,051	—	2,237

Non-GAAP loss from operations	$(13,961)	$(27,157)	$(27,816)	$(51,074)

GAAP operating margin	(48.0)%	(64.6)%	(51.2)%	(62.8)%
Non-GAAP adjustments	5.8%	12.4%	5.6%	11.6%

Non-GAAP operating margin	(42.2)%	(52.2)%	(45.6)%	(51.2)%

ASANA, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2020	2019	2020
Reconciliation of net loss
GAAP net loss	$(15,588)	$(41,066)	$(30,541)	$(76,911)
Plus: Stock-based compensation	1,919	5,376	3,428	9,358
Plus: Amortization of debt discount	—	5,207	—	9,609
Plus: Non-cash interest	—	3,150	—	5,739
Plus: Direct listing expenses	—	1,051	—	2,237

Non-GAAP net loss	$(13,669)	$(26,282)	$(27,113)	$(49,968)

Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.23)	$(0.54)	$(0.45)	$(1.01)
Non-GAAP adjustments to net loss	0.03	0.20	0.05	0.35

Non-GAAP net income per share, basic	$(0.20)	$(0.34)	$(0.40)	$(0.66)

Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	68,598	76,381	68,197	76,015
Computation of free cash flow
Net cash used in operating activities	$(6,146)	$(22,116)	$(13,100)	$(40,270)
Less: purchases of property and equipment	(687)	(10,320)	(849)	(12,401)
Less: capitalized internal-use software	(94)	(357)	(302)	(818)
Plus: purchases of property and equipment from build-out of corporate headquarters	396	9,650	411	11,308
Plus: direct listing expenses	—	1,234	—	3,209

Free cash flow	$(6,531)	$(21,909)	$(13,840)	$(38,972)